EXHIBIT 10.3

VOTING AGREEMENT
This VOTING AGREEMENT (this “Agreement”) is made and entered into as of December 12, 2017, by and among Heartland Financial USA, Inc., a Delaware corporation (“Heartland”), First Bank Lubbock Bancshares, Inc., a Texas corporation (“FBLB”), Barry Orr, as representative of the Shareholders (as such term is defined in this preamble) (the “Voting Representative”) and certain holders of Common Stock (as such term is defined in the Recitals) (referred to herein individually as a “Shareholder” and collectively as the “Shareholders”).
RECITALS
A.Concurrently with the execution and delivery hereof, Heartland and FBLB are entering into an Agreement and Plan of Merger of even date herewith (as it may be amended from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides for the merger (the “Merger”) of FBLB with and into Heartland.

B.Each Shareholder is the beneficial owner (as such term is defined in Rule 13d‑3 under the Securities Exchange Act of 1934, as amended) of the number of shares of common stock, par value $1.00 per share (“Common Stock”), of FBLB as is indicated on the signature pages of this Agreement.

C.In consideration of the execution and delivery of the Merger Agreement by Heartland, the Shareholders desire to agree to vote the Shares (as such term is defined in Section 1) over which such Shareholders have voting power (a) at the Voting Meeting (as such term is defined in Section 1) and, if the Voting Meeting Approval (as such term is defined in Section 1) is not obtained, (b) at the FBLB Shareholder Meeting (as such term is defined in Section 6.3(a) of the Merger Agreement), so as to facilitate the consummation of the Merger.

NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:
1.Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Control Group Agreement” means the Control Group Agreement, effective December 17, 2013, as amended from time to time through the date hereof, by and among certain holders of Common Stock.
“Control Group Shares” means any shares of Common Stock that are subject to the Control Group Agreement.
“Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.
“Expiration Date” means the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms of Article 8 thereof or (ii) the Closing Date.
“Shares” means (i) all shares of Common Stock owned, beneficially or of record, by a Shareholder as of the date hereof, and (ii) all additional shares of Common Stock acquired by a Shareholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date.
“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or sufferage of a lien or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

“Voting Meeting” has the meaning set forth in Section 2.01 of Control Group Agreement.
“Voting Meeting Approval” means that holders of at least 66.66% of the issued and outstanding Common Stock present at a duly called Voting Meeting at which quorum is present have voted (a) in favor of approval of the Proposed Transaction (as such term is defined in Section 3(a)), (b) in favor of the appointment of Barry Orr as Voting Representative, (c) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction, and (d) against any of the following (to the extent unrelated to the Proposed Transaction): (i) any merger, consolidation or business combination involving any FBLB Entity other than the Proposed Transaction; (ii) any sale, lease or transfer of all, or substantially all, of the assets of any FBLB Entity; (iii) any reorganization, recapitalization, dissolution, liquidation or winding up of any FBLB Entity; or (iv) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Proposed Transaction.
1.Transfer Restrictions. At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, no Shareholder shall, except in connection with the Merger or as the result of the death of such Shareholder, Transfer any of the Shares, or discuss, negotiate, make an offer or enter into an agreement, commitment or other arrangement with respect thereto, unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be Transferred shall have: (i) executed a counterpart of this Agreement, and (ii) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

2.Right to Vote.

(a)As of the date hereof and for so long as this Agreement remains in effect (including as of the date of the Voting Meeting and the FBLB Shareholder Meeting, which, for purposes of this Agreement, includes any adjournment or postponement of either of such meetings), except for this Agreement, the Control Group Agreement or as otherwise permitted by either of such agreements, each Shareholder has full legal power, authority and right to vote all of the Shares then owned of record or beneficially by such Shareholder, in favor of the approval and authorization of the Merger, the Merger Agreement and the other transactions contemplated thereby (collectively, the “Proposed Transaction”) without the consent or approval of, or any other action on the part of, any other Person. Without limiting the generality of the foregoing, no Shareholder has entered into any voting agreement (other than this Agreement and the Control Group Agreement) with any Person with respect to any of the Shares, granted any Person or any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any Person limiting or affecting such Shareholder’s legal power, authority or right to vote the Shares on any matter. If a Shareholder is the beneficial owner, but not the record holder, of the Shares, such Shareholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in favor of the approval and authorization of the Proposed Transaction at the Voting Meeting or the FBLB Shareholder Meeting, as the case may be.

(b)From and after the date hereof, except as otherwise permitted by this Agreement or prohibited by order of a court of competent jurisdiction, no Shareholder will commit any act that could restrict or otherwise affect such Shareholder’s legal power, authority and right to vote all of the Shares then owned of record or beneficially by such Shareholder at the Voting Meeting or the FBLB Shareholder Meeting, as the case may be. Without limiting the generality of the foregoing, except for this Agreement and the Control Group Agreement and as otherwise permitted by either of such agreements, from and after the date hereof, no Shareholder will enter into any voting agreement with any Person with respect to any of the Shares, grant any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any Person limiting or affecting such Shareholder’s legal power, authority or right to vote the Shares in favor of the approval of the Proposed Transaction at any Voting Meeting or the FBLB Shareholder Meeting, as the case may be.

3.Agreement to Vote Shares.

(a)Prior to the Expiration Date, at any Voting Meeting called, and at every adjournment or postponement thereof, each Shareholder shall appear at such Voting Meeting or otherwise cause such Shareholder’s shares of Common Stock to be present thereat for purposes of establishing a quorum and vote (i) in favor of approval of the Proposed Transaction, (ii) in favor of the appointment of Barry Orr as Voting Representative, (iii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction, (iv) against any of the following (to the extent unrelated to the Proposed Transaction): (A) any merger, consolidation or business combination involving any FBLB Entity other than the Proposed Transaction; (B) any sale, lease or transfer of all or substantially all of the assets of any FBLB Entity; (C) any reorganization, recapitalization, dissolution, liquidation or winding up of any FBLB Entity; or (D) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Proposed Transaction (each of (iii) and (iv), a “Competing Transaction”). If the Voting Meeting

Approval is obtained at any Voting Meeting, the Voting Representative agrees to vote all the Control Shares at the FBLB Shareholder Meeting (and at every adjournment or postponement thereof) (x) in favor of approval of the Proposed Transaction and (y) against any Competing Transaction.

(b)Prior to the Expiration Date, if the Voting Meeting Approval is not obtained at any Voting Meeting, and at every adjournment or postponement thereof, each Shareholder shall appear at the FBLB Shareholder Meeting or otherwise cause the Shares held by such Shareholder to be present thereat for purposes of establishing a quorum and vote (i) in favor of approval of the Proposed Transaction, and (ii) against any Competing Transaction.

(c)Notwithstanding any other provision of this Agreement, no Shareholder will be required to vote in favor of the Proposed Transaction (nor will the irrevocable proxy apply) at any Voting Meeting or the FBLB Shareholder Meeting, as the case may be, if, and only if, FBLB and Heartland amend the Merger Agreement and either (i) such amendment is not approved by the Board of Directors of FBLB or a special committee thereof or (ii) such amendment results in such Shareholder receiving different treatment or consideration for the Shares held by such Shareholder than is received on a per share basis by the other holders of Common Stock.

4.Grant of Irrevocable Proxy.

(a)If the Voting Meeting Approval is not obtained, each Shareholder hereby irrevocably (to the fullest extent permitted by Law) grants to, and appoints, Heartland and each of its executive officers and any of them, in their capacities as officers of Heartland, such Shareholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of such Shareholder, to vote the Shares, to instruct nominees or record holders to vote the Shares held by such Shareholder at the FBLB Shareholder Meeting, and at every adjournment or postponement thereof or grant a consent or approval in respect of such Shares, in favor of approval and authorization of the Proposed Transaction.

(b)Each Shareholder represents that any proxies heretofore given in respect of such Shareholder’s shares that may still be in effect are not irrevocable, and that any such proxies are hereby revoked.

(c)Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

(d)The attorneys and proxies named in Section 5(a) may not exercise this irrevocable proxy to vote on any matter except as provided above. Each Shareholder may vote the Shares held by such Shareholder on all other matters.

5.No Solicitation. No Shareholder, in such Shareholder’s capacity as a Shareholder, shall directly or indirectly, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any FBLB Entity to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction.

6.Action in Shareholder Capacity Only. No Shareholder is making any agreement or understanding herein as director of FBLB. Each Shareholder is signing solely in such Shareholder’s capacity as a record holder and beneficial owner of Shares, and nothing herein shall limit or affect any actions taken in such Shareholder’s capacity as a director of FBLB.

7.Additional Representations and Warranties of Shareholder. Each Shareholder hereby represents and warrants to Heartland as follows: (i) the Shareholder is the beneficial or record owner of the Shares indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, claims, charges, restrictions, options or encumbrances except, in the case of Control Group Shares, as set forth in the Control Group Agreement; (ii) the Shareholder does not beneficially own any securities of FBLB other than the shares of Common Stock set forth on the signature page of this Agreement or SARs; and (iii) the Shareholder has full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 5; (iv) this Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder enforceable against such Shareholder in accordance with its terms; and (v) the execution and delivery of this Agreement and the performance by the

Shareholder of such Shareholder’s agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, Law, regulation or arrangement to which the Shareholder is a party or by which the Shareholder (or any of such Shareholder’s assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect the Shareholder’s ability to perform such Shareholder’s obligations under this Agreement or render inaccurate any of the representations and warranties made by such Shareholder herein.

8.Exchange of Shares; Waiver of Rights of Appraisal; Regulatory Approvals. If the Merger is consummated, the Shares shall, pursuant to the terms of the Merger Agreement, be exchanged for the consideration provided in the Merger Agreement. Each Shareholder hereby waives any rights to demand appraisal or purchase of such Shareholder’s Shares at fair market value as a result of the Merger, or rights to dissent from the Merger, that such Shareholder may have. Each of the provisions of this Agreement is subject to compliance with applicable regulatory conditions and receipt of any required Governmental Authorization.

9.Confidentiality. Each Shareholder recognizes that successful consummation of the transactions contemplated by the Merger Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each Shareholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than such Shareholder’s counsel and advisors, if any) without the prior written consent of Heartland and FBLB, except for disclosures that Shareholder’s counsel advises are necessary in order to fulfill any Law, in which event Shareholder shall give notice of such disclosure to Heartland and FBLB as promptly as practicable so as to enable Heartland and FBLB to seek a protective order from a court of competent jurisdiction with respect thereto.

10.Termination. This Agreement shall terminate and be of no further force or effect whatsoever as of the Expiration Date.

11.Miscellaneous Provisions.

(a)Amendments, Modifications and Waivers. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by Heartland, FBLB and the Shareholder against which it is enforced.

(b)Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties to this Agreement, and supersede all other prior agreements and understandings and representations and warranties, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

(c)Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Texas, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Law thereof.

(d)WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(e)Attorneys’ Fees. In any action at Law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

(f)Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, each Shareholder’s estate upon the death of such Shareholder, provided that, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without prior written consent of the other parties hereto, except as expressly contemplated by Section 2; provided, however, that Heartland, without obtaining the consent of any other party hereto, shall be entitled to assign this Agreement or all or any of its rights or obligations hereunder to any one or more Affiliates of Heartland, but no assignment by Heartland under this Section 12(f) shall relieve Heartland of its obligations under this Agreement. Any assignment in violation of the foregoing shall be void and of no effect.

(g)No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(h)Cooperation. Each Shareholder agrees to cooperate fully with Heartland and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Heartland to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement. Each Shareholder agrees that Heartland and FBLB may publish and disclose in the Proxy Statement/Prospectus such Shareholder’s identity and ownership of any Shares and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement.

(i)Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(j)Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

(k)Specific Performance; Injunctive Relief. The parties hereto acknowledge that Heartland and FBLB shall be irreparably harmed and that there shall be no adequate remedy at Law for a violation of any of the covenants or agreements of any Shareholder set forth in this Agreement. Therefore, each Shareholder hereby agrees that, in addition to any other remedies that may be available to Heartland or FBLB, as applicable upon any such violation, Heartland or FBLB shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at Law or in equity without posting any bond or other undertaking.

(l)Notices. All notices, consents, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if (a) delivered to the appropriate address by hand or overnight courier (providing proof of delivery), or (b) sent by e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the parties at the following address or e-mail address (or at such other address or e-mail address for a party as shall be specified by like notice): (i) if to Heartland or FBLB, to the address or e-mail address provided in the Merger Agreement, including to the persons designated therein to receive copies thereof; and (ii) if to a Shareholder, to such Shareholder’s address or e-mail address shown below such Shareholder’s signature on the signature pages hereof.

(m)Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart.

(n)Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(o)Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

(p)Several and Not Joint. Each of the Shareholders makes the representations, warranties and agreements contained herein individually and severally and not jointly with any other Shareholder or Person.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.
HEARTLAND:

HEARTLAND FINANCIAL USA, INC.

By     /s/ Lynn B. Fuller
Name:    Lynn B. Fuller
Title:    Chairman of the Board and Chief
Executive Officer

FBLB:

FIRST BANK LUBBOCK BANCSHARES, INC.

By:     /s/ Denise Thomas
Name:    Denise Thomas
Title:    Executive Vice President and Treasurer

VOTING REPRESENTATIVE:

/s/ Barry Orr
Barry Orr, as Voting Representative

SHAREHOLDERS:

/s/ Barry Orr
Name:    Barry Orr
Address:    c/o First Bank Lubbock
Bancshares, Inc.
9816 Slide Road
Lubbock, Texas 79424
Telephone:    (806) 788-0800
E-Mail:    barry.orr@firstbanktexas.com
Shares Beneficially Owned: 80,500
/s/ Greg Garland
Name:    Greg Garland
Address:    c/o First Bank Lubbock
Bancshares, Inc.
9816 Slide Road
Lubbock, Texas 79424
Telephone:    (806) 788-0800
E-Mail:    greg.garland@firstbanktexas.com
Shares Beneficially Owned: 13,330

[Signature page to Voting Agreement]

/s/ Barry Brown
Name:    Barry Brown

Address:	10802 Memphis Avenue, #3
Lubbock, TX 79423
Telephone:    806-789-9880
E-Mail:    bbrown@acmoelect.com
Shares Beneficially Owned: 53,654

/s/ Duncan Burkholder
Name:    Duncan Burkholder

Address:	4515 Marsha Sharp Freeway
Lubbock, TX 79407
Telephone:    806-789-7030
E-Mail:    dburkholdermd@aol.com
Shares Beneficially Owned: 25,650

/s/ Bill de Tournillon
Name:    Bill de Tournillon

Address:	5003 95th Street
Lubbock, TX 79424
Telephone:    806-438-8497
E-Mail:    billdetour@yahoo.com
Shares Beneficially Owned: 12,275

/s/ Ricky Green
Name:    Ricky Green

Address:	9111 Salem Drive
Lubbock, TX 79424
Telephone:    806-441-8921
E-Mail:    rgreen9030@AOL.com
Shares Beneficially Owned: 39,208

/s/ J.W. Holt
Name:    J.W. Holt

Address:	3419 94th Street
Lubbock, TX 79423
Telephone:    806-787-2900
E-Mail:    JWHOLT42@GMail.com
Shares Beneficially Owned: 500

/s/ Ken Lackey
Name:    Ken Lackey

Address:	4710 88th Street
Lubbock, TX 79424
Telephone:    806-790-9882
E-Mail:    klacke@msn.com
Shares Beneficially Owned: 11,840

[Signature page to Voting Agreement]

/s/ Bruce Orr
Name:    Bruce Orr

Address:	1403 Kensington Ct
Southlake, TX 76092
Telephone:    (214) 232-3285
E-Mail:    bruce@ntexas.com
Shares Beneficially Owned: 34,556

/s/ Ron Rogers
Name:    Ron Rogers

Address:	4616 100th Street
Lubbock, TX 79424
Telephone:    806-786-2008
E-Mail:    rdrogers38@gmail.com
Shares Beneficially Owned: 10,740
/s/ Gary Rothwell
Name:    Gary Rothwell

Address:	5618 85th Street
Lubbock, TX 79424
Telephone:    806-239-9508
E-Mail:    GARY@ROTHWELLINC.COM
Shares Beneficially Owned: 25,710
/s/ James C. Young
Name:    James Young

Address:	5010 91st Street #8
Lubbock, TX 79424
Telephone:    (806) 928-6860
E-Mail:    james@food-concepts.com
Shares Beneficially Owned: 47,047
/s/ DC Anderson
Name:    Drew Anderson

Address:	4013 111th
Lubbock, TX 79423
Telephone:    806-773-1030
E-Mail:    drew.anderson@firstbanktexas.com
Shares Beneficially Owned: 8,220
/s/ Abel Castro
Name:    Abel Castro

Address:	9705 Knoxville
Lubbock, TX 79423
Telephone:    806-773-1468
E-Mail:    Abel.Castro@firstbanktexas.com
Shares Beneficially Owned: 7,518

[Signature page to Voting Agreement]

/s/ Denise Thomas
Name:    Denise Thomas

Address:	3807 109th Street
Lubbock, TX 79423
Telephone:    (806) 789-3488
E-Mail:    denise.thomas@firstbanktex.com
Shares Beneficially Owned: 3,100
/s/ Tim White
Name:    Tim White

Address:	4405 101st Street
Lubbock, TX 79424
Telephone:    806-790-9630
E-Mail:    tim.white@firstbanktexas.com
Shares Beneficially Owned: 9,773

[Signature page to Voting Agreement]